Exhibit 99.2
Fourth Quarter 2010 Earnings Conference Call February 24, 2011

Forward-Looking Statements 2 Certain items in this presentation and other information we provide from time to time may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 including, but not necessarily limited to, statements relating to future events and financial performance. Words such as "anticipates," "expects," "intends," "plans," "projects," "believes," "appears," "may," "will," "would," "could," "should," "seeks," "estimates" and variations on these words and similar expressions are intended to identify such forward-looking statements. These statements are based on management's current expectations and beliefs and are subject to a number of factors that could lead to actual results materially different from those described in the forward-looking statements in this presentation, including operating ratio goals. RailAmerica, Inc. can give no assurance that its expectations will be attained. Accordingly, you should not place undue reliance on any forward-looking statements contained in this presentation. Factors that could have a material adverse effect on our operations and future prospects or that could cause actual results to differ materially from RailAmerica, Inc.'s expectations include, but are not limited to, prolonged capital markets disruption and volatility, general economic conditions and business conditions, our relationships with Class I railroads and other connecting carriers, our ability to obtain railcars and locomotives from other providers on which we are currently dependent, legislative and regulatory developments including rulings by the Surface Transportation Board or the Railroad Retirement Board, strikes or work stoppages by our employees, our transportation of hazardous materials by rail, rising fuel costs, goodwill assessment risks, acquisition risks, competitive pressures within the industry, risks related to the geographic markets in which we operate; and other risks detailed in RailAmerica, Inc.'s filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. In addition, new risks and uncertainties emerge from time to time, and it is not possible for RailAmerica, Inc. to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Such forward-looking statements speak only as of the date of this presentation. RailAmerica, Inc. expressly disclaims any obligation to release publicly any updates or revisions to any forward- looking statements contained herein to reflect any change in its expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Executive Summary John Giles, President and Chief Executive Officer 3

Fourth quarter 2010 overview 4 Strategic Focus Accomplishments Organic Growth External Growth Financial Flexibility Revenue increased 17% Carloads up 4% Average freight revenue per car up 8% Non-freight revenue up 34% Operating income (excluding 45G, asset sales & IPO charge) up 35%1 Adjusted income from continuing operations2 of $0.38 per share (includes $0.20 per share of 45G benefit) Corporate development team in place and fully engaged $153 million in cash as of 12/31/10 $50 million share repurchase announced on 2/23/11 ______________________ Note: (1) See pages 24 to 25 for a reconciliation to GAAP. Reported operating income up 1.1% for Q4 2010. (2) See pages 26 to 27 for a reconciliation to GAAP. Reported income from continuing operations of $0.33 per share for Q4 2010.

Full year 2010 overview 5 Strategic Focus Accomplishments Organic Growth External Growth Financial Flexibility Revenue increased 15% Carloads up 4% Average freight revenue per car up 8% Non-freight revenue up 25% Operating income (excluding 45G, asset sales & IPO charge) up 21%1 Adjusted income from continuing operations2 of $0.66 per share (includes $0.20 per share of 45G benefit) Acquired Atlas Railroad Construction Company Long term operating agreement for Ottawa Valley Railway (OVRR) Redeemed $74 million of Senior Notes in June ______________________ Note: (1) See pages 24 to 25 for a reconciliation to GAAP. Reported operating income up 0.3% for FY 2010. (2) See pages 26 to 27 for a reconciliation to GAAP. Reported income from continuing operations of $0.35 per share for FY 2010.

Commercial Update Charlie Patterson, Chief Commercial Officer 6

7 ($in millions) Q4 2010 revenue up $18.5 million versus Q4 2009. All elements of revenue increased with strong gains in freight and non-freight revenue. Freight Revenue $11.0 Fourth quarter 2010 revenue up 17% ______________________ Note: Numbers may not add or recalculate due to rounding. + 17%

Fourth quarter & full year 2010 carloads up 4% 8 ______________________ Note: Numbers may not add or recalculate due to rounding.

Fourth quarter & full year 2010 average freight revenue per carload up 8% 9 Change in Average Freight Revenue per Carload (Versus Prior Year Period) Core price increases in the 4% range continue. Mix favorably impacted average revenue per car.

Strong full year and fourth quarter non-freight revenue growth 10 ______________________ Note: Numbers may not add or recalculate due to rounding. Non-freight revenue (reported) grew 34% for the quarter and 25% for the year driven by gains in car storage, real estate, car repair and the Atlas acquisition. Excluding OVRR and Atlas, non-freight revenue grew 18% for the quarter and 16% for the year.

Operational Update John Giles, President and Chief Executive Officer 11

Continued progress in improving operating ratio 12 Operating Ratio - before 45G benefit, asset sales & IPO-related charge improved 270 basis points quarter over quarter ______________________ Note: (1) See pages 24 to 25 for a reconciliation to GAAP. .

Productivity initiatives are focused on driving further cost reductions on a sustainable basis 13

Safety remains a critical area of focus 14 ______________________ Note: RailAmerica includes Canadian railroads and excludes Atlas. PI ratio rate per 200,000 man hours worked. FRA = Federal Railroad Administration. FRA Reportable Train Accidents FY FRA Reportable (Human Factor) Train Accidents FY

Financial Update Clyde Preslar, Chief Financial Officer 15

Fourth quarter 2010 EPS totaled $0.33 per share including 45G benefit 16 ______________________ Note: Numbers may not add due to rounding. NM = not meaningful.

Fourth quarter 2010 adjusted income from continuing operations was $0.38 per share including $0.20 per share 45G benefit 17 ______________________ Note: (1) Q4 2010 and FY 2010 cash taxes paid were $1.5 and $7.4 million respectively. (2) Numbers may not add due to rounding. (4) Per diluted share.

Operating income up 35% excluding 45G's, asset sales and IPO charge 18 ______________________ Note: (1) See pages 24 to 25 for a reconciliation to GAAP.

Maintenance capital up modestly to support higher volumes, planned upgrades and Atlas 19 Capital Expenditures ______________________ Note: Numbers may not add due to rounding.

Strong capital structure supports organic growth and strategic investments 20 Capitalization ______________________ Note: Numbers may not add due to rounding.

Q1 and full year estimates 21 ______________________ Note: (1) Assumes no acquisitions or debt repayment and does not include interest income on cash balances. (2) Assumes ~ $13 million in full year project capital.

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Appendix 23

Operating Income and Operating Ratio Before 45G Benefit Reconciliation to GAAP & Operating Income and Operating Ratio Before 45G Benefit, Asset Sales & IPO Charge Reconciliation to GAAP 24 Operating Income Before 45G Benefit, Operating Ratio Before 45G Benefit, Operating Income Before 45G Benefit, Asset sales and IPO Charge and Operating Ratio Before 45G Benefit, Asset sales and IPO Charge are supplemental measures of profitability that are not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Operating Income Before 45G Benefit, Operating Ratio Before 45G Benefit, Operating Income Before 45G Benefit, Asset sales and IPO Charge and Operating Ratio Before 45G Benefit, Asset sales and IPO Charge have limitations as an analytical tool. They are not measurements of our profitability under GAAP and should not be considered as an alternative to Operating Income or Operating Ratio as a measure of profitability. Operating Income Before 45G Benefit and Operating Ratio Before 45G Benefit assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit. Operating Income Before 45G Benefit, Asset sales and IPO Charge and Operating Ratio Before 45G Benefit, Asset sales and IPO Charge assists us in measuring our performance and profitability of our operations without the impact of monetizing the 45G Tax Benefit, asset sales and IPO charges. The following table sets forth the reconciliation of Operating Income Before 45G Benefit from our Operating Income, Operating Ratio Before 45G Benefit from our Operating Ratio, Operating Income Before 45G Benefit, Asset sales and IPO Charge from our Operating Income and Operating Ratio Before 45G Benefit, Asset sales and IPO charge from our Operating Ratio. ______________________ Note: (1) Numbers may not add due to rounding.

25 Operating Income and Operating Ratio Before 45G Benefit Reconciliation to GAAP & Operating Income and Operating Ratio Before 45G Benefit, Asset Sales & IPO Charge Reconciliation to GAAP (cont) ______________________ Note: (1) Numbers may not add due to rounding.

Adjusted income from continuing operations reconciliation to GAAP 26 ______________________ Note: (1) Numbers may not add due to rounding. Adjusted income from continuing operations is a supplemental measure of profitability that is not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted income from continuing operations has limitations as an analytical tool. It is not a measurement of our profitability under GAAP and should not be considered as an alternative to Income (loss) from continuing operations as a measure of profitability. Adjusted income from continuing operations assists us in measuring our performance and profitability of our operations without the impact of foreign exchange loss (gain) on debt and transaction costs related to debt extinguishment, acquisitions and swap termination. The following table sets forth the reconciliation of Adjusted income from continuing operations.

Adjusted income from continuing operations reconciliation to GAAP (cont) 27 ______________________ Note: (1) Numbers may not add due to rounding.

Adjusted EBITDA reconciliation to GAAP 28 Adjusted EBITDA, is a supplemental measure of liquidity that is not calculated or presented in accordance with U.S. generally accepted accounting principles ("GAAP"). We use non-GAAP financial measures as a supplement to our GAAP results in order to provide a more complete understanding of the factors and trends affecting our business. However, Adjusted EBITDA has limitations as an analytical tool. It is not a measurement of our cash flows from operating activities under GAAP and should not be considered as an alternative to cash flow from operating activities as a measure of liquidity. Adjusted EBITDA assists us in monitoring our ability to undertake key investing and financing functions such as making investments, transferring property, paying dividends, and incurring additional indebtedness, which are generally prohibited by the covenants under our senior secured notes unless we met certain financial ratios and tests. Adjusted EBITDA represents EBITDA before impairment of assets, equity compensation costs, gain (loss) on foreign currency exchange, acquisition costs and non-recurring headquarter relocation costs. EBITDA, also a non-GAAP financial measure, is defined as net income (loss) before interest expense, provision for (benefit from) income taxes and depreciation and amortization. The following tables set forth the reconciliation of Adjusted EBITDA from our cash flow from operating activities (in thousands):

Adjusted EBITDA reconciliation to GAAP (cont) 29

Swap amortization 30 ______________________ Note: (1) Numbers may not add due to rounding.

45G tax credit 31 ______________________ Note: (1) Numbers may not add due to rounding.